                                                                    Exhibit 10.7

                        Management Transition Agreement
                        -------------------------------


Background
----------

Bcom3 Group, Inc. (the "Company"), desires to enter into a Management Transition Agreement with a uniquely situated senior executive (the "Executive"). The background to such agreement is as follows:

 .    The Executive is currently the Vice-Chairman of the Board of the Company and the former Chairman and CEO of one of the Company's two main constituent companies. He is a member of the Company's Board of Directors and a Voting Trustee. He also is one of the largest individual employee-stockholders of the Company.

 .    The Executive has reduced his involvement in the day-to-day operational management of the Company and is prepared to step down as Vice-Chairman of the Board while continuing to serve as a Board member.

 .    It is in the best interests of the Company and its stockholders to provide for a smooth and seamless transition of management authority to the new CEO and other senior managers of the Company, and to promote an alignment of interests among the Company's Board of Directors.

 .    It is particularly important to implement this transition as soon as possible in order for the new management team to lead the Company and its subsidiaries through the changes that must be put in place prior to an IPO, in such manner and within such timeframe as determined in the best judgment of such new management team.

 .    It is the desire of the Company to provide for an appropriate transition package for the Executive in recognition of his 30-plus years of dedicated service to one of the Company's constituent companies, the substantial growth in shareholder value which occurred during the period that he served as CEO of such company, as well as the anticipated IPO for the Company.

THEREFORE, the Company and the Executive agree to the following Management Transition terms:

Retirement
----------

     . The Executive will continue in his current employment position with the Company through the end of 2000, receiving his current salary and employee benefits through such date. - -

     . On or before December 31, 2000, at a time and in a manner that is mutually acceptable to the Executive and the CEO of the Company, the Executive will formally announce his retirement from full-time employment as of December 31, 2001.

     . At the first meeting of the Board of Directors of the Company after March 31, 2001, the Executive will resign as Vice-Chairman of the Board, while continuing to serve as a Board member.

     . The Company will treat the Executive's retirement as of December 31, 2000, as an "Agreed Separation" pursuant to the Bcom3 Group, Inc. Stock Purchase Agreement, unless there has been a material breach of this Agreement prior to December 31, 2000.

     . Under the fully-vested "Executive Employment Consultancy Arrangement" ("EECA") between the Executive and Leo Burnett Company, Inc. (now Leo Burnett Worldwide, Inc. -- "Leo Burnett")), entered into when the Executive first became a director of Leo Burnett, the Executive will cease to be a member of the Board of Directors of Leo Burnett on December 31, 2000, but will continue to be an "executive consultant" to Leo Burnett for a period of five years. Subject to the terms of the EECA, as an executive consultant the Executive will receive regular compensation from Leo Burnett at a reduced level (an annual amount equal to 30% of the Executive's 2000 compensation), will in general be entitled to participate in such employee benefit plans as Leo Burnett may offer to other executives, and will continue to be subject to limitations on competitive activities that apply generally to Leo Burnett employees.

     . Upon termination of employment and the five years of consultancy under the EECA, the Executive will be entitled to full retiree health and insurance benefits, subject to the terms of the plans at that time.

Special Bonus
-------------

 .    In recognition of his long service as CEO and Chairman of one of the
     Company's constituent entities, his service as Chairman of the Board of the Company since its inception, and his past performance in connection with the combination and integration of the Company's constituent entities, the Company will provide the Executive a special bonus equal to $68,500 per month beginning with January 2001 and ending after: (a) the


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

     first month in which the Executive has in fact realized S12 million or more in cash or immediately marketable securities on the transfer or sale of some or all of his stock in the Company, or (b) the second month after the Executive has an ability to sell Company stock in a market transaction unimpeded by the Bcom3 Stock Purchase Agreement or an underwriter's "lock-up" provision (whether or not the Executive takes advantage of such opportunity, or receives or entertains a formal offer to purchase such stock).

Confidentiality, Non-Compete and Non-Solicitation. Release, and other Formal
----------------------------------------------------------------------------
Provisions
----------

 .    Confidentiality: The terms, conditions and existence of this Management
     ---------------
     Transition Agreement are strictly confidential. The Executive agrees not to share this Agreement and the terms of this Agreement with anybody other than his immediate family and his professional advisers, the Board of Directors of the Company, and the Company's Chief Executive Officer, the Chief Operating Officer, and the Chief Legal Officer.

 .    Non-Compete and Non-Solicitation: Consistent with the terms of the EECA
     --------------------------------
     that has effect with respect to Leo Burnett, the Executive agrees that for a period of five years the Executive will not do any of the following, unless the Chief Executive Officer of the Company gives prior written consent upon such terms as the CEO shall deem appropriate:

     . Directly or indirectly own, manage, operate, control, be employed by or be connected with the ownership, management, operation or control of:

          . Any advertising agency or other marketing communications company (or holding company or subsidiary thereof) that is competitive with any part of the Company, including the Company and its operating units (excluding ownership of less than 1% of a company's publicly traded securities);

          .    Any client of the Company; or

          . Any company or other entity selling products that compete with products of clients of the Company.

     . Directly or indirectly, for the Executive's own benefit or for the benefit of any other person, firm or corporation:

          . Solicit, for purposes of employment, either any employee of the Company or any employee of any client of the Company;

          . Induce either any employee of the Company or any employee of any client of the Company to terminate such employment for purposes of becoming employed elsewhere;

          . Interfere with the relationship either between the Company and its employees or between any client of the Company and its employees; or


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

          . Otherwise hire or induce others to hire either any employee of the Company or of any client of the Company.

 .    Release: The Executive shall release and forever discharge the Company and its subsidiaries and affiliates, and their predecessors, successors, assignees, shareholders, officers, directors, employees, agents and attorneys, past and present (collectively, the "Released Entities"), from any and all claims, obligations, or causes of action (excepting a breach of this Agreement and failure to provide any vested benefit to which The Executive is legally entitled), of whatever kind, arising out any federal, state, or local statute, law, constitution, ordinance, regulation, or order, or in any way connected with any acts, omissions, practices, or policies which were or could have been asserted in connection with the Executive's employment with or termination of employment from the Company or its subsidiaries or affiliates, including, without limitation, any action under Title VII of the Civil Rights Act of 1964, as amended (including as amended by the Civil Rights Act of 1991), 42 U.S.C. (S)
     2000e et seq., the Age Discrimination in Employment Act, as amended
           -- ---
     (including as amended by the Older Workers Benefit Protection Act), 29 U.S.C. (S) 621 et seq., the Vocational Rehabilitation Act of 1973, 29
                    -- ---
     U.S.C. (S) 793 et seq., the Americans With Disabilities Act, 42 U.S.C. (S)
                    -- ---
     12101 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. 2601
           -- ---
     et seq.
     -- ---

          THE EXECUTIVE AGREES THAT THIS RELEASE IS GIVEN KNOWINGLY AND VOLUNTARILY AND ACKNOWLEDGES THAT:

          (a) THIS AGREEMENT IS WRITTEN IN A MANNER THAT HE UNDERSTANDS;


          (b) THIS RELEASE REFERS TO RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED;

          (c) THE EXECUTIVE HAS NOT WAIVED ANY RIGHTS ARISING AFTER THE DATE OF THIS AGREEMENT;

          (d) THE EXECUTIVE HAS RECEIVED VALUABLE CONSIDERATION IN EXCHANGE FOR THE RELEASE OTHER THAN AMOUNTS EMPLOYEE IS ALREADY ENTITLED TO RECEIVE; AND

          (e) EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

 .    Covenant Not To Sue: The Executive shall not file any suit, claim or
     -------------------
     complaint in a court of law against the Company or any of its subsidiaries or affiliates arising out of, or related to, Employee's employment with the Company or any of its subsidiaries or affiliates, excepting (1) an action for breach of this Agreement; and (2) an action for failure to provide vested benefits to which Employee is legally entitled, if any. The Executive and the Company expressly consent that this Agreement shall be given full force and effect


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

     according to each and all of its terms and provisions. The Executive and the Company acknowledge and agree that this covenant not to file any suit, claim or complaint is an essential and material part of this Agreement and that without its inclusion, this Agreement would not have been reached by the parties. Should a court of competent jurisdiction find that the Executive or the Company has breached any of their respective covenants or agreements, then the Executive or the Company agree that the successful party shall be entitled to recover its reasonable attorneys' fees and costs relating to any suit, claim or charge brought by either party for breach of the covenants or agreements set forth in this Agreement.

 .    Nondisparagement: The Executive shall not engage in conduct or disclose any
     ----------------
     information to the public or any third party which (i) directly or indirectly discredits or disparages the Company or any of its operating businesses and/or their respective officers, directors, shareholders or clients; or (ii) is detrimental to the reputation, character, or standing of the Company and/or any of their respective officers, directors, shareholders or clients. The officers of the Company shall not engage in any conduct or disclose any information to any third party which (i) directly or indirectly discredits or disparages the Executive or (ii) is detrimental to the reputation, character or standing of the Executive.

 .    Taxes: The Executive will be responsible for all taxes imposed on the
     -----
     payments contemplated by this Agreement, and all payments will be paid to the Executive net of applicable withholdings that are required by law.

 .    Entire Agreement: Except as provided in this Management Transition
     ----------------
     Agreement, and such vested benefits as have previously accrued to the Executive, no other compensation will be payable to the Executive in respect of his relationship with the Company, unless otherwise agreed by the Company in writing.

 .    Governing Law: This Agreement shall be construed in accordance with the
     -------------
     laws of the State of Illinois.

 .    Headings: The headings used for the paragraphs of this Agreement are solely
     --------
     for the convenience of the parties and shall not have any other independent meaning or significance.

 .    Notices: Notices shall be in writing and shall be addressed in the following manner:

     If to Executive, to the address shown here:

     Rick Fizdale
     999 East Lake Shore Drive
     Chicago, IL 60611

     And if to Bcom3, to the address shown here:

     Bcom3 Group, Inc.
     35 West Wacker Drive
     Chicago, IL 60601
     Attn: Chief Legal Officer

 .    Enforceability: The invalidity in whole or in part of any provision of this
     --------------
     Agreement shall not affect the validity of any other provision.


IN WITNESS WHEREOF, the parties hereto confirm agreement by the signatures shown below.



EXECUTIVE:
/s/ Richard B. Fizdale                      Myrna F. Phillips
-----------------------------------        -----------------------------------
                                           WITNESS
Richard B. Fizdale
-----------------------------------
Print Name

Date  12/22/00                             Date:  12/22/00
     ------------------------------             ------------------------------


Bcom3 Group, Inc.:


By: /s/ Christian E. Kimball                /s/ Janet L. Bice
   --------------------------------        -----------------------------------
                                           WITNESS

 Christian E. Kimball
-----------------------------------
Print Name

Its: Secretary and Chief Legal Officer
    ------------------------------------

Date   21 Dec 2000                         Date: 12/21/00
     ------------------------------             ------------------------------



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